UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 23, 2007
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 23, 2007, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter ended December 31, 2006. A copy of the Corporation’s press release (the “Press Release”) announcing these results is being furnished as Exhibit 99.1 hereto and is hereby incorporated in this Item 2.02 in its entirety by reference.
The Press Release refers to certain non-GAAP financial measures, including housing operating earnings and housing operating margin. Management believes that investors’ understanding of the Corporation’s performance is enhanced by including certain of these non-GAAP financial measures to provide a means of comparing results from the Corporation’s housing operations, and to separate these operations from activities related to land holdings, options to acquire land and related valuation adjustments. Management uses these non-GAAP financial measures to aid in evaluating the performance of its ongoing housing projects. Many investors are interested in understanding the performance of our business by comparing our results from the principal elements of ongoing operations from one period to the next period. By providing these non-GAAP financial measures together with the reconciliations, we believe we are enhancing investors’ understanding of our housing operations as well as our land-related activities. Also, several financial analysts who follow the Corporation focus on and publish both historical results and future projections based on these non-GAAP financial measures.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and they may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and charges being excluded. The Corporation compensates for these limitations by using these non-GAAP financial measures as supplements to the GAAP measures. The non-GAAP financial measures should be read only in conjunction with the Corporation’s consolidated financial statements prepared in accordance with GAAP.
Housing Operating Earnings
Housing operating earnings is a non-GAAP financial measure and is defined by the Corporation as housing revenues less housing cost of sales less selling, general and administrative expenses. The Corporation uses housing operating earnings to (a) evaluate historical and prospective financial performance and its performance relative to its competitors, and (b) measure the operational performance of the Corporation’s core home building operations. The Corporation believes that the disclosure of housing operating earnings provides useful information to investors because it distinguishes between the results of housing operations and transactions involving land, options to acquire land and related valuation adjustments.
Housing Operating Margin
Housing operating margin is a non-GAAP financial measure and is defined by the Corporation as housing operating earnings divided by total housing revenues. The Corporation uses housing operating margin to (a) evaluate historical and prospective financial performance and its performance relative to its competitors, and (b) measure the operational performance of the Corporation’s core home building operations. The Corporation believes that the disclosure of housing operating margin provides useful information to investors because it distinguishes between the results of housing operations and transactions involving land, options to acquire land and related valuation adjustments.
Reconciliations of the above non-GAAP financial measures are included in the attachments to the Press Release.
Item 7.01. Regulation FD Disclosure
On January 23, 2007, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter ended December 31, 2006. A copy of the Corporation’s press release (the “Press Release”) announcing these results, other information and earnings per share guidance for the fiscal year ending March 31, 2007 is being furnished as Exhibit 99.1 hereto. The information in the Press Release under the caption “Outlook” is furnished pursuant to this Item 7.01.

As previously announced, senior management of the Corporation will hold a conference call on January 24, 2007 at 10 a.m. Eastern time (9 a.m. Central time) to discuss the results of operations of the Corporation for such period and other matters. A copy of the materials to be provided to investors in the form of a web cast in connection with this conference call is being furnished as Exhibit 99.2 hereto and is hereby incorporated in this Item 7.01 by reference, but shall not be deemed filed for any purpose under the Securities Exchange Act of 1934. A transcript of the conference call will be available on the Corporation’s web site on or before January 30, 2007.
Item 8.01. Other Events
On January 23, 2007, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter ended December 31, 2006. A copy of the Corporation’s press release (the “Press Release”) announcing these results is being furnished as Exhibit 99.1 hereto. The attachments to the Press Release identified as Attachments 1 through 8 are hereby filed pursuant to, and incorporated by reference in, this Item 8.01. No other information from the Press Release is filed pursuant to, or incorporated in, this Item 8.01.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated January 23, 2007

99.2	Investor materials furnished in connection with the conference call to be held on January 24, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: January 23, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 23, 2007

99.2	Investor materials furnished in connection with the conference call to be held on January 24, 2007